Guiyang Nanming District Rural Credit Cooperative

No. Rural Credit [Zhu Nan]WC Loan Zi. No.2011 No.012

Exhibit 10.5

Working Capital Loan Contract
(English Translation)

Borrower: Qian Xi Nan Aosen Forestry Company, Limited

Lender: Guiyang Nanming District Rural Credit Cooperative Bank, Xinhua Lu Branch

Manufactured by Guiyang Nanming District Rural Credit Cooperative

Guiyang Nanming District Rural Credit Cooperative
Working Capital Loan Contract

Loan Type: Mid-Term Loan
Borrower: (Party A for short below): Qian Xi Nan Aosen Forestry Company, Limited
Domicile: Hexing Village, Dingxiao Development Zone, Qian Xi Nan Prefecture, Guizhou Province Tel:
Indentity Card No. Or Organization Code: 76608081-7
 Lender (Party B for short below): Guiyang Nanming District Rural Credit Cooperative Bank Xinhua Lu Branch

Party A applies to Party B for the loan and Party B agrees to lend the loan to Party A. Pursuant to the relevant laws and regulations, Party A and Party B, through consultation, have entered into and concluded the present Contract so as to bind upon the parties hereto.

Article 1  Loan Amount

Party A applies to Party B for the loan of RMB twenty-five million, namely å25,000,000.00 (if the amounts in words and figure are not consistent, the amount in words shall prevail).

Article 2  Loan Purpose

The loan of Party A is used for the purpose of paying the credit.

Article 3  Loan Term

The term of the Loan is twenty-two months, namely commencing from January 19, 2011 and ending on November 18, 2012.

During the Contract period, the effective date of releasing the loan and maturity date of the loan are subject to the loan note. Loan note and withdrawal certificate form the parts of the Contract and bear the same legal force as the Contract does.

Article 4  Loan Interest Rate, Punitive Interest Rate, Interest Accrual and Interest Settlement

One. Loan Interest Rate

The loan interest rate under the Contract is 8.775% (year/month), the interest rate is the first one below:

(1) Fixed interest rate, namely the loan interest rate remains unchanged when the official interest rate is changed during the period of performing the Contract.

(2) Floating interest rate, namely the interest rate (__/__float upward/lower) by __/__% on the basis of benchmark interest rate. From the value date, if the benchmark interest rate is changed, Party B will adjust the interest rate in accordance with the provisions of the People’s Bank of China without singing the separate contract or the consent of Party A.

Two. Punitive Interest Rate

(1) If Party A does not use the loan in accordance with the provisions of the Contract, the punitive interest rate will be charged by 100% on the basis of the interest rate carried in the Contract;

(2) If Party A defaults the repayment of the loan under the Contract, the punitive interest rate will be charged by 50% on the basis of the interest rate carried in the Contract.

Three. The value date mentioned in this Article is the date when the first batch of the loan under the Contract is transferred into the account of Party A.

When the loan under the Contract is released for the first time, the benchmark interest rate means the same-kind loan interest rate of same kind promulgated by the People’s Bank of China on the value date. Afterwards, loan interest rate or punitive interest rate is adjusted in accordance with the above provisions, the benchmark interest rate means the same-kind loan interest rate promulgated by the People’s Bank of China on the date of adjustment. If the People’s Bank of China no longer promulgates the same-kind loan interest rate, the benchmark interest rate means the inter-bank recognized or common same-kind loan interest rate on the date of adjustment, unless otherwise agreed by the two parties.

Four. The loan interest is calculated from the date when the loan is transferred into the account of Party A. The loan under the Contract is calculated on daily basis. Daily Interest = Monthly Interest Rate/30 = Annual Interest Rate /360. If Party A does not pay the interest on schedule, the compound interest will be charged from the next day.

Five. Interest Settlement

(1) For the loan with fixed interest rate., the interest shall be calculated at the agreed interest at the time of settling the interest; for the loan with floating interest rate, the interest is calculated at the defined interest rate of floating periods, if there are several floating interest rate during one interest settlement period, the interest of each floating period shall be calculated first. On the interest settlement date, the interest of each floating period shall be added up for settling the interest of settlement period.

(2) The interest of the loan under the Contract is settled on quarterly (monthly/quarterly) basis, the settlement date shall be 20th day of (monthly/last month of each quarter) last month of each quarter.

Article 5 Release and Payment of the Loan

One. Precondition for Releasing the Loan

(1) Unless Party B wholly or partially waives, Party B will not release the loan until the preconditions set out below are satisfied:

1. Party A has, in accordance with the provisions of relevant laws, handled the approval, registration, delivery and other statutory formalities related to the loan under the Contract;

2. If the security is provided to the loan under the Contract, the security means or other guarantee means meeting the requirements of Party B have taken effect;

3. In the course of applying for the loan, the Borrower has provided the Lender all the documents and data required by the Lender, and such documents and data continue to remain effective.

4. Party A has no beaching agreed in the Contract.

5. Where Party A commission the Lender to pay the loan capital, he shall file the application for payment order and handle the relevant formalities, and shall provide the relevant transaction data and documents proving the loan purpose; if Party A pays the loan capital at his own discretion, he shall file the withdrawal application, and shall provide the relevant data and capital use plan proving the purpose of the Contract;

6. The competent authority does not restrict or prohibit the release of the loan under the Contract.

7. Party A has opened one settlement account at the Part B as capital supervision account;

8. Other preconditions agreed by the two parties for releasing the loan.

_____________________________________________________________________________________________________________________________________________________________________.

(2) Party B will, within one business day after the above preconditions are satisfied, release the loan.

Two. Payment Means, Amount and Counterparty

(1) If the Lender is commissioned to pay the loan, the Borrower shall irrevocably authorizes or commission the Lender to pay the loan capital to the Borrower’s transaction counterpart complying with the purpose agreed in the Contract in accordance with the withdrawal application and payment order by the Borrower after the security for the loan under the Contract takes effect (or the Contract is filed).

(2) If the Borrower pays the loan capital at this own discretion, the Lender will , upon the application by the Borrower for withdrawal, directly transfer the loan capital into the account of the Borrower so that the Borrower can directly pay the loan capital to his transaction counterparty complying with the purpose of the Contract.

The specific loan payment amount and payment counterparty are the payment counterparty and payment amount indicated by the Borrower in the withdrawal application. The withdrawal application by the Borrower, loan payment authorization form the parts of the Contract and bear the same legal effect as the Contract does.

Three. Withdrawal Plan

(1) 18th of January, 2011   Amount: RMB Twenty-Five Million

(2) _____day of ______,   _______Amount: RMB ________________

(3) _____day of ______,   _______Amount: RMB ________________

(4) _____day of ______,   _______Amount: RMB________________

 (5) _____day of ______,   _______Amount: RMB ________________

(6) _____day of ______,   _______Amount: RMB ________________

If Party A needs to delay the repayment date, he shall obtain the consent of Party A one day earlier, and shall compensate the interest loss to Party B for the overdue repayment (Interest of delayed withdrawal period – Current Deposit Interest of Same Period = Interest Loss Suffered by the Lender)

Article 6 Loan Repayment

One. Repayment Principle

Under the Contract, Party A shall repay the loan in accordance with the following principles”

(1) If the loan with overdue principal repayment lasting more than ninety day and the loan with overdue interest payment lasting more than ninety days are not able to be recovered, or the production and business operation have shut down although the loan is not matured or overdue payment is less than ninety day, or the project relating to the loan has stopped, or the loan is governed by the laws and regulations or other provisions, the loan shall be repaid in the principle of repaying the principal first and the interest later.

(2) The loan beyond the circumstances mentioned in the above Item (1) shall be repaid in the principle of paying the interest first, then repaying the principal, and paying the interest along with the repayment of the loan.

Two. Interest Payment

Party A shall, on the interest settlement date, pay the matured interest. The first interest payment date is the first interest settlement date after the loan is released. When the last loan repayment is made, the interest shall be paid along with the repayment of the principal.

Three. Repayment Schedule

Party A shall repay the principal of the loan in accordance with the following schedule:

(1) 18th day of November, 2012 Amount: RMB Twenty-Five Million

(2) _____day of ______,   _______Amount: RMB ________________

(3) _____day of ______,   _______Amount: RMB ________________

(4) _____day of ______,   _______Amount: RMB_________________

 (5) _____day of ______,   _______Amount: RMB ________________

(6) _____day of ______,   _______Amount: RMB ________________

Four Repayment Means

(1) Party A shall, prior the date agreed in the Contract for repaying the date, deposit the fund, which is adequate for repaying the loan of the phase, into the account opened at the Party B for automatic transfer of the loan for repaying the loan, or transfer the fund from other account for repaying the loan of the phase. If Party A fails to repay the loan on schedule, Party B has the right to transfer and collect the fund from the other deposit account at the Party B and his subsidiaries for repaying the loan, this provisions shall be deemed as the irrevocable authorization by Party B to Party A for directly transferring and collecting the fund for repaying the loan.

(2) If the repayment account of Party A is reported lost, frozen, suspended from payment, settled up, or Party A changes the repayment account, Party A shall go to the site of Party B for changing the repayment account. If the fund in the original repayment account is not enough for repaying the loan before the change takes place, Party A shall go to the counter of Party B for repaying the loan. If Party B fails to change the repayment account or go to the counter of Party B for repaying the loan on schedule, the liability for which shall be born by Party A.

Five. Earlier Repayment

(1) If Party A wants to pay the interest earlier, he shall notify Party B earlier;

(2) When Party A wants to repay the loan principal earlier, he shall apply in writing to Party B 10 legal business days earlier. Upon the consent of Party B, the part or the whole of the principal can be repaid earlier.

If Party A repay the principal earlier, he shall agree to pay the penalty to Party B, the penalty = Earlier Repaid Amount ×0.1‰ × Earlier Days

If Party A repay the loan installments and wants to repay the part of the loan capital earlier, the loan shall be repaid in the reverse order of repayment schedule. After earlier repayment, the loan interest rate agreed in the Contract shall be applied to the outstanding loan.

Six. Loan Extension and Postponement

(1) Party A shall repay the loan in accordance with the schedule agreed in the Contract. If Party A needs to extend or postpone the repayment of the loan, he shall, 30 days prior to the expiration of the loan, file the application in writing to Party B. Party B will, based on the application by Party A, re-examine the credit examination to Party A. After Party B approves the application, the loan can be extended or postponed.

(2) After Party B has agreed to extend or post the loan, the loan term and security term shall remain effective until the principle and interest accrued are paid up, or the shall be extended accordingly.

(3) If Party B does not agree to extend the loan, Party A shall pay the interest and repay the principal in accordance with the provisions of the Contract.

Article 7 Loan Security

The security for the loan under the Contract is: mortgage.

Article 8 Rights and Obligations of Party A

One. Rights of Party A

(1) Has the right to ask Party B to release the loan in accordance with the provisions of the Contract;

(2) Has the right to sue the loan for the purpose agreed in the Contract;

(3) Has the right to apply to Party B for extending or postponing the loan, provided that the conditions prescribed by Party B are satisfied;

(4) Has the right to ask Party B to protect the financial data and business secrets of production and operation provided by Party A, unless otherwise agreed by the laws, regulations and the Articles of Association.

Two. Obligations of Party A

(1) Party A must, in accordance with the requirements of Party B, provide the financial data and the information regarding the production and operation of Party A, and shall be liable for the authenticity, integrity and effectiveness of such data and information.

(2) Party A must use the loan in accordance with the purpose agreed in the Contract, and shall not occupy and embezzle the loan capital, and shall not use the loan capital for making investment on the fixed assets and stocks, and shall not use the loan in the filed and for the purposes prohibited by the state.

(3) If the Borrower commissions the loan payment by the payment order, he must handle the withdrawal application and payment order so that Party B can directly pay the loan capital to the Borrower’s transaction counterparty complying with the purpose agreed in the Contract.

(4) The Borrower shall designate the funds withdrawal account and shall promptly provide the information of the capital inflow and outflow of the account.

(5) Party A undertakes that he will cooperate with Party B for loan payment management, post-loan management and relevant inspections, and he will forthwith notify Party B of any material adverse event affecting the debt-paying ability;

(6) If the Borrower pays the loan at his own discretion, Party A shall, on periodical basis, summarize and report the loan capital payment, and will, at the requirement by Party B, provide the record and data of using the loan capital;

(7) Party A shall actively cooperate with Party B and shall be ready for accept the inspection and supervision by Party B on his production and operation, financial activities and the use of the loan under the Contract;

(8) Party A shall have going-concern ability, legitimate repayment sources and repay the loan and pay the interest accrued in accordance with the provisions of the Contract;

(9) Party A and his investors shall not withdraw the funds or transfer the assets for escaping the debts owed to Party B;

(10) Before the principal and interest of the loan of Party B are paid off, Party A shall not, without consent of Party B, use the assets formed by the loan under the Contract for providing the security to the third person.

(11) If Party A, during the effective period of the Contract, wants to provide security for the debts of others, which is likely to affect debt-paying ability under the Contract, he shall advise in writing Party A earlier and shall obtain the consent of Party B.

(12) When the guarantor under the Contract is suspended in production, shut down, cancelled in business registration, deprived of business license, bankruptcy, written off and suffers business loss, the part or the whole of guarantee ability for the loan is lost , or the mortgage and pledged properties as the security for the loan under the Contract are impaired, destroyed or lost accidentally, Party A shall promptly provide other security recognized by Party B.

(13) If Party A has the change in the name, legal representative (responsible officer), domicile, business scope and registered capital, etc. during the effective period of the Contract, he shall promptly notify Party B;

(14) If Party A, during the effective period of the Contract, has the acts of making external investment, substantially increasing the debt financing, contracting, leasing, assigning the stock equity, shareholding restructuring, affiliation, merger, acquisition, separation, joint venture, applying for shutdown and rectification, applying for disbandment and bankruptcy, etc., which adequately affect the realization of the claim of the loan, he shall give a 15-day notice in writing to Party B for obtaining the consent of Party B, and Party A shall, in accordance with the requirements of Party B, pay off the debts under the Contract and provide new security.

(15) If Party A, during the effective period of the Contract, has the circumstance that the production is stopped, the business is shut down, registration is cancelled, the business license is revoked, legal representative or principal officer engage in the illegal activities, Party A is involved in big lawsuit, production and operation meet with severe difficulties and financial condition deteriorates, etc., which produces material negative impact on the fulfillment of repaying obligation under the Contract, he shall immediately notify in writing Party B, and shall, pay off the debts under the Contract and provide new security.

(16) Party A shall bear the costs the lawyer services, insurances, evaluation, registration, custody, identification and notarization, etc. in connection with the Contract and the security under the Contract.

Article 9 Rights and Obligations of Party B

One. Rights of Party B

(1) Party B has the right to know the production and operation and financial position of Party A, has the right to ask Party A to provide the related plan and statistics, financial statements and other documents and data;

(2) Any fund payable to Party B in accordance with the Contract, Party B has the right to transfer and deduct the fund from the account opened by Party A at Party B and his subsidiaries;

(3) Party B has the right to designate the special funds withdrawal account, and may monitor the account when necessary, and may recover the loan in accordance with the funds withdrawal;

(4) If the credit standing declines, primary business earning power is weak and loan capital use has abnormal circumstances in the course of paying the loan, Party B has the right to supplement the conditions for loan release and payment, has the right to change loan payment means, stop releasing and paying the loan capital.

Two. Obligations of Party B

(1) Party B shall release the loan with full amount on schedule in accordance with the provisions of the Contract, except for the delay caused by the reasons on the part of Party A;

(2) Party B shall protect the relevant financial data and business secrets of production and operation provided by Party A, unless otherwise prescribed by the laws and regulations.

Article 10 Liability for Breaching

One. Circumstances of Breaching

(1) Breaching by Party A

When one or more of the following circumstances take place, it will constitute the breaching by Party A.

1. Fail to completely and properly comply with or perform any undertaking, warranty and obligation or responsibility under the Contract;

2. Fail to provide true, integrated, effective data of financial accounting, business performance and other relevant data in accordance with the requirements of Party B, or conceal important facts;

3. Fail to use the loan in accordance with the purpose agreed by the two parties;

4. Fail to pay the loan capital by the agreed means;

5. Break the constraint of agreed financial indicators;

6. Have big breaching event;

7. Fail to repay the debt and interests accrued;

8. Refuse or obstruct Party B from supervising and inspecting the use of the loan capital;

9. Transfer the assets, withdraw the capital for escaping the debts;

10. Business performance and financial condition deteriorate, not able to pay off the matured debts, involved or is to be involved in the lawsuit or arbitration procedures and other legal disputes, Party B deems that such circumstances are likely to or has affected or damaged the rights and interests of Party B under the Contract;

11. Any other debt has affected or is likely to affect the fulfillment of the obligations by Party B under the Contract;

12. Party A suffers heavy business loss or defaults the loan and interest accrued to any financial institution;

13. The legal representative or responsible officer dies or is declared dead, missing or is declared missing, or is restricted in civil capacity, or loses the civil capacity, which, in the opinions of Party B, are likely to or have affected or damaged the rights and interests of Party B under the Contract;

14. The Borrower or/and legal representative, shareholder and investors of the Borrower and/or the Borrower are suspected of illegal activities or criminal cases;

15. Party A has the acts of changing business operation means or converting the operation mechanism, including the contracting, lease, merger, acquisition, joint venture, separation, affiliation, shareholding restructuring, etc., which, in the opinions of Party B, are likely to or have affect or damaged the rights and interests of Party B under the Contract;

16. Other circumstances adequate for affecting the realization of the claim in the opinions of Party B;

17. Party A violates the other obligations under the Contract.

(2) If the guarantor has the following circumstances and Party A fails to provide new security complying with the requirements of Party B, it will be deemed as breaching by Party A.

1. The guarantor has the circumstances of contracting, lease, merger and acquisition, joint venture, separation, affiliation, shareholding restructuring, bankruptcy and cancellation, which adequately affect the guarantor from bearing the joint security liability;

2. The guarantor provides the third party the security exceeding his own guarantee capability;

3. The guarantor loses or is likely to lose the guarantee capability;

4. Other breaching circumstances of the guarantor as agreed in the security contract;

(3) When the mortgagor has the following circumstances, and Party A fails to provide new security complying with the requirements of Party B, it will be deemed as breaching by Party A.

1. The Mortgagor fails to effect the property insurance for collateral, or fails to claim the insurance compensation in accordance with the provisions of the mortgage contract;

2. The collateral is damaged, destroyed and impaired due to the acts of the third person, the mortgagor fails to claim the insurance compensation in accordance with the provisions of the mortgage contract;

3. The mortgagor donates, assigns, lease, remortgage, relocate or dispose the collateral by the other means without written consent of Party B;

4. The mortgagor may, upon the consent of Party B, dispose the collateral, but the payment received from disposing the collateral is not processed in accordance with the provisions of the mortgage contract;

5. The collateral is damaged, destroyed and impaired, which adequately affect the repayment of the debts under the Contract, the mortgagor fails to restore the value of the collateral, or fails to provide other security recognized by Party B.

6. Other breaching circumstances of the mortgagor as agreed in the mortgage contract;

(4) Pledger has the following circumstances, and Party A fails to provide new security complying with the requirements of Party B, it will be deemed as breaching by Party A.

1. The pledger fails to effect the property insurance for collateral, or fails to claim the insurance compensation in accordance with the provisions of the pledge contract;

2. The pledged property is damaged, destroyed and impaired due to the acts of the third person, the pledger fails to claim the insurance compensation in accordance with the provisions of the pledge contract;

3. The pledger, upon the consent of Party B, agrees to dispose the pledged property, but the income received from disposing the pledged property is not processed in accordance with the provisions of the pledge contract;

4. The pledged property is damaged, destroyed and impaired, which adequately affect the repayment of the debts under the Contract, the mortgagor fails to restore the value of the pledged property, or fails to provide other security measures recognized by Party B.

5. Other breaching circumstances of the pledgers as agreed in the pledge contract;

(5) If the security contract or other security means does not take effect, is invalid, is cancelled, or the guarantor loses the part or the whole of security ability or refuses to fulfill the security obligation, Party A fails to provide new security in accordance with the requirements of Party B, it will be deemed as breaching by Party A.

Two. Remedies for Breaching

When the breaching event mentioned in the above Item (1) through (5), Party B has the right to exercise one or more of the following rights:

(1) Terminate the contract earlier, withhold the remaining part of the loan, stop the release and payment of loan capital, declare immediate maturity of the loan, ask Party A immediately repay the principal, interest and costs of all the matured and unmatured debts under the Contract.

(2) Charge the penalty at the rate of __‰ of the loan principal on Party A;

(3) If Party A fails to use the loan for the purpose agreed in the Contract, Party B will calculate and charge the interest and compound interest on the embezzled loan at the punitive interest rate and and by the interest settlement means agreed in the Contract from the date of embossment to the date when the principal and interest accrued are paid off

(4) If Party A fails to pay off the accrued interest prior to the maturity of the loan, Party B will calculate and charge the compound interest on Party A at the loan interest rate agreed in Article 4 of the Contract;

(5) If the loan repayment is delayed, Party B will calculate and charge the interest and compound interest at the punitive interest rate and by the interest settlement means agreed in the Contract on the outstanding loan principal and interest (including the part or the whole of the earlier matured loan principal and interest declared by Party B) from the date of overdue repayment to the date when the loan principal and interest are paid off. The overdue loan repayment means that Party A fails to repay the loan on schedule or repay the installment of the loan in accordance with the repayment schedule agreed in the Contract.

(6) If Party A breaches he Contract, the Lender has to resort to the lawsuit, arbitration and other means for realizing the claim, Party A shall bear the legal cost, arbitration fee, public notice fee, interpellation fee, attorney fee, inquiry fee and business travel expenses for realizing the claim.

(7) Transfer and collect the funds from the account opened by Party A at the Party B and his subsidiaries for repaying the loan principal and interest and paying the costs that shall be born by Party A in accordance with the Contract.

(8) Ask Party A provide new security complying with the requirements of Party A for all the debts under the Contract.

(9) Exercise the security right for realizing the claim.

(10) Cancel the Contract.

Article 11 Account Capital Supervision

Party A designates the account opened at the Party B (Account Name: Qian Xi Nan Aosen Forestry Company, Limited, Account No.: 2022040001201100079927) as the supervision account so that Party B can supervise whether Party A uses the loan capital in accordance with the provisions of the Contract. Party A shall promptly report Party B the information regarding the capital inflow and outflow of the account. The loan capital shall be used first in the use of the fund in the supervision account. After the loan capital is used up, the remaining capital shall be paid and settled in accordance with the “Measures for Payment and Settlement Management” promulgated by the People’s Bank of China.

Article 12  Special Provisions for Commissioned Payment by the Lender

Party A and Party B agree that if the commissioned payment by the Lender is adopted, Party A shall irrevocably authorize or entrust the commissioned payment to Party B. Party A shall be liable for the authenticity, correctness and legitimacy of the name, account number, opening bank and other information of transaction counterparty as provided to Party B.

Party B has the right to, in accordance with the requirements of commission payment, review the conditions of the Borrower, and has the right to ask the Borrower to provide the corresponding certificates, has the right to require the Borrower to provide the information of capital inflow and outflow of supervision account.

Article 13 Other Provisions

(1) If the commissioned payment is adopted, Party B will handle the payment in accordance with the withdrawal application by Party A and loan payment authorization letter. Party B bears no liability for the payment error due to the reasons attributable to Party A or the economic dispute between Party A and any third party arising from, all the consequent legal liabilities shall be born by Party A.

(2) Article 14 Settlement to the Dispute Any dispute arising from the execution of the Contract shall be settled by the two parties through consultation. In case no settlement can be reached through consultation, the dispute shall be settled by the following first means:

One. File a lawsuit to the people’s court of justice in the locality of Party B

Two. Refer the dispute to the _____/____ arbitration commission for arbitration.

During the litigation or arbitration period, the other provisions not under the dispute shall continue to be performed.

Article 15 Execution of the Contract

The Contract take effect after it is executed by the legal representative (responsible officer) or authorized agent of Party A (if Party A is a natural person, the signature and fingerprint are required) and legal representative (responsible officer) or authorized agent of Party B

Article 16 The Contract is done in triplicate, one for the parties to the Contract and property rights office respectively, all have the same legal effect.

The Borrower has carefully read the above whole terms and conditions, the Lender has made explanatory notes to the terms and conditions of the Contract in accordance with the requirements of the Borrower, has fulfilled the obligation of reansible prompts and explanation, the Borrower has known their meanings and has no disagreement to the whole terms and conditions of the Contract.

Borrower: Qian Xi Nan Aosen Forestry Company, Limited	Lender: Guiyang Nanming District Rural Credit
Legal Representative (Responsible Officer) Or Authorized Agent: Date: January 19, 2011	Cooperative Bank Xinhua Lu Branch Legal Representative (Responsible Officer) Or Authorized Agent: Date: January 19, 2011
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